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                                                                      EXHIBIT 23






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement File Nos. 33-62967, 33-62971, 33-72928, 333-32394, 333-68059, 333-37913, 333-55764 and
333-86410 of Norstan, Inc. on Form S-8(3) of our report dated June 7, 2002 (except for Note 6 as to which the date is July 12, 2002), appearing in this Annual Report on Form 10-K of Norstan, Inc. for the year ended April 30, 2002.



Deloitte & Touche LLP
Minneapolis, Minnesota
July 29, 2002